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                                MATERIAL SENT VIA EXPRESS MAIL




Ms. Maribel Soulaine
Paralegal
Baron Capital Inc.
767 Fifth Avenue, 49"' Floor
New York, NY 10 15 3

RE:  Baron Fund Participation Agreement (FPA) Amendment

Dear Ms. Soulaine:

I have enclosed two fully executed originals of the FPA Amendment by and among Baron and Lincoln Life. Lincoln Life had previously signed the amendment. I am forwarding the three originals of the FPA Amendment between Baron and Lincoln Life & Annuity Company of New York (LLANY) to our LLANY office for them to sign.

They will forward to you two fully executed copies. If you have any questions, please let me know.

Sincerely,




Steven M. Kluever
Assistant Vice President
(219) 455-6565



Copy to: Bob Sheppard (LLANY)










www.lincoinlife.conl

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.


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      The Participation Agreement (the "Agreement"), dated August 28, 1998, by and among Baron Capital Funds Trust (and all series thereof) a business trust organized under the laws of the State of Delaware and The Lincoln National Life Insurance Co., an Indiana insurance corporation, is hereby amended as follows:

      Schedule 1 and Schedule 2 of the Agreement are hereby deleted in their entirety and replaced with the following:


                                    SCHEDULE I

                           Cumulative Listing of the
             Separate Accounts of Lincoln National Life Insurance Company
                             Investing in the Trust
                           Amended As of May 1, 1999

Lincoln National Variable Annuity Account C

Lincoln National Variable Annuity Account L

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R

Lincoln Life Flexible Premium Variable Life Account S

Lincoln National Variable Annuity Account 53


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                                    SCHEDULE 2
                             Amended as of May 1, 1999

                             Cumulative Listing of the
                            Variable Annuity Contracts
                       and Variable Life Insurance Policies
                          Supported by Separate Accounts
                                 Listed on Schedule I
                              Amended as of May 1, 1999


Multi Fund Individual Variable Annuity

eAnnuity

Group Variable Annuity

Lincoln VUL

Group Multi Fund Variable Annuity

Lincoln SVUL

Lincoln CVUL

Multi Fund - Non-registered - Variable Annuity



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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedules I and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                            BARON CAPITAL FUNDS TRUST

Date:                                       By:
                                            Name:
                                            Title:


                                            BARON CAP
Date:                                       Name:
                                            Title:


                                            LINCOLN NATIONAL LIFE INSURANCE CO.

Date:                                       By:
                                            Name:
                                            Title: